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                                                                   Exhibit 10.43

                               PURCHASE AGREEMENT
                               ------------------


          Equipment Leasing Associates 1995-VI Limited Partnership ("Seller") hereby agrees to sell certain equipment to FA, Inc. ("Buyer") on the terms and conditions set forth below in this Purchase Agreement and the parties further agree that this Purchase Agreement shall establish binding commitments and unconditional promises of the parties hereto with respect to the subject matter hereof.

          1.   Purchase and Sale of Equipment.  The equipment being purchased is
               ------------------------------
more particularly described on Schedule A hereto ("Equipment"). Buyer acknowledges that the Equipment is presently being leased to the various parties set forth on the pages attached to Schedule A, and is being conveyed subject to such leases. Buyer also acknowledges that the Equipment is also subject to certain encumbrances which are also listed on Schedule A (the "Senior Liens").

          2.   Purchase Price.  The purchase price of the Equipment is set forth
               --------------
on Schedule B and shall be paid in the manner specified in Schedule B.

          3.   Transfer of Title.  The parties agree that the sale shall be
               -----------------
consummated and the transfer of title to said Equipment shall be deemed to have occurred on December 20, 1996 when:

     (a)  the Seller and Buyer have executed this Purchase Agreement;

     (b) Seller has delivered of a Bill of Sale by Seller to Buyer which is accepted by Buyer; and

     (c) Buyer has paid the consideration set forth on Exhibit B to Seller in the amounts and in the manner specified on Schedule B.

          4.   Purchase Money Security Interest.  Notwithstanding the foregoing,
               --------------------------------
Seller shall retain a purchase money security interest in the Equipment for any unpaid portion of the purchase price. Upon Buyer's failure to make payment in full upon the dates specified on Schedule B, Seller shall have the right, upon notice to Buyer, to take possession of the Equipment, to sell the Equipment, and exercise any and all rights with respect to the Equipment and the lease(s) of a secured party under the Uniform Commercial Code of Virginia if payment is not make in full upon the dates specified on Schedule B.

          5.   Leaseback.  Seller and Buyer hereby agree that in conjunction
               ---------
with the sale of the Equipment, Seller agrees to lease from Buyer and Buyer agrees to lease to Seller all of the Equipment for a term of sixty (60) months from December 20, 1996 with payments paid annually in arrears based on a present value of $38,989,635.00. Said annual payments in arrears will be computed using a ten percent (10%) debt rate. The proforma Master Lease Agreement ("Wrap Lease") to be used by the parties is attached hereto for reference. As consideration for the Leaseback, Seller, as Lessee, agrees to pay to Buyer, as Lessor, an amount of 5.0% of any and all remarketing proceeds received by Lessee with respect to the period from January 1, 1998 through December 31, 1998, for transactions wherein the original user lease has expired and a new user lease has commenced.

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          6.   Further Documents.  Seller and Buyer agree to execute such
               -----------------
further documents and instrument as are necessary, appropriate, and reasonable to more fully and fairly detail this Purchase Agreement and related agreements and understandings between the parties.

          IN WITNESS WHEREOF, the parties have executed this Purchase Agreement effective as of December 20, 1996.

                              SELLER:

                              EQUIPMENT LEASING ASSOCIATES
                              1995-VI LIMITED PARTNERSHIP

                              By:  Management Associates Limited
                                   Partnership VIII, General Partner

                                   By:  Managing Partners Corporation,
                                        General Partner

                                   By:     /s/ Donald Butler
                                        -------------------------------------

                                   Title:      Executive Vice President
                                          -----------------------------------


                                   BUYER:

                                   FA, INC.

                                   By:     /s/ S. Craig Tompkins
                                        -------------------------------------

                                   Title:      President
                                          -----------------------------------

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                               PURCHASE AGREEMENT
                               ------------------

                                   SCHEDULE A
                                   ----------



User Lessee:  See attached schedule(s) (12 pages)

     (The Equipment Schedules, submitted as exhibits to the Purchase Agreement are omitted for purposes of this filing as it is written in French and would require translation. A copy is available at the Company's office.)



Equipment:  See attached schedule(s) (12 pages)

     (The Equipment Schedules, submitted as exhibits to the Purchase Agreement are omitted for purposes of this filing as it is written in French and would require translation. A copy is available at the Company's office.)


Equipment Locations:  To be further identified.

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                               PURCHASE AGREEMENT
                               ------------------

                                   SCHEDULE B
                                   ----------


1.   Purchase Price:   $40,934,000.00
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2.   Method of Payment:
     -----------------

     a.   Equity:
          ------

          (i)   Cash payment in the amount of $75,000.00 upon execution hereof.

          (ii) Cash payment in the amount of $1,869,365.00 on or before January 31, 1997.

     b.   Debt:
          ----

          Delivery of a nonrecourse Promissory Note payable to the order of Seller in the amount of $38,989,635.00.


3.   Effective Date:   December 20, 1996.
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